Exhibit 99.5

Terphane Holdings LLC and

Terphane Holding Corporation

and Subsidiaries

Consolidated Condensed Interim Financial

Statements for the Six Months Ended

June 30, 2011 and 2010

and Report of Independent Auditors

Report of Independent Auditors on the

Consolidated Condensed Interim

Financial Statements

To the Members

Terphane Holdings LLC

1	We have audited the accompanying consolidated condensed balance sheet of Terphane Holdings LLC and its subsidiaries (“TH LLC” or the “Company”) as of June 30, 2011 and December 31, 2010, and the related consolidated condensed interim statements of operations and comprehensive income, of members’ equity and of cash flows for the three-month and six-month periods ended June 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

2	We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3	In our opinion, the consolidated condensed interim financial statements referred to above present fairly, in all material respects, the financial position of Terphane Holdings LLC and its subsidiaries at June 30, 2011 and December 31, 2010, and the results of their operations and their cash flows for the six-month period ended June 30, 2011, in conformity with accounting principles generally accepted in the United States of America.

4	We have also reviewed the accompanying consolidated condensed interim statements of operations and comprehensive income, of net capital deficiency and of cash flows of Terphane Holding Corporation (“THC”) for the three-month and six-month periods ended June 30, 2010, presented for comparison purposes. This interim financial information is the responsibility of the Company’s management.

5	We conducted our review in accordance with the standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

6	Based on our review, we are not aware of any material modifications that should be made to the consolidated interim financial information referred to in paragraph 4 for it to be in conformity with accounting principles generally accepted in the United States of America.

Terphane Holdings LLC

7	As discussed in Note 8 to the consolidated condensed interim financial statements, management has retroactively adjusted the consolidated condensed interim financial statements of THC for the six-month period ended June 30, 2010 with respect to the income tax expense.

São Paulo, August 29, 2011

/s/ PricewaterhouseCoopers Auditores Independentes

PricewaterhouseCoopers

Auditores Independentes

Table of Contents

Consolidated Condensed Interim Financial Statements
Consolidated Condensed Interim Balance Sheets		2
Consolidated Condensed Interim Statements of Operations and Comprehensive Income (Loss)		3
Consolidated Condensed Interim Statements of Members’ Equity and Net Capital Deficiency		4
Consolidated Condensed Interim Statements of Cash Flows		5
Notes to the Consolidated Interim Financial Statements
1	Summary of Significant Accounting Policies	6
2	Cash and Cash Equivalents	10
3	Trade Accounts Receivable, Net	10
4	Inventories	11
5	Property, Plant and Equipment	11
6	Loans and Financing	12
7	Other Accrued Expenses	14
8	Income Taxes	14
9	Capital	14
10	Commitments and Contingencies	15
11	Segment Information	15
12	Supplemental Information - Consolidated Adjusted EBITDA	16

1 of 16

Terphane Holdings LLC (Successor)

and Subsidiaries

Consolidated Condensed Interim Balance Sheets

In thousands of U.S. dollars

	June 30, 2011	December 31, 2010		June 30, 2011	December 31, 2010

Assets			Liabilities and member’s equity

Current assets			Current liabilities
Cash and cash equivalents (Note 2)	6,508	7,383	Trade accounts payable	17,195	15,255
Short term investments		1,236	Loans and financing (Note 6)	12,335	7,891
Trade accounts receivable, net (Note 3)	19,953	22,421	Interest payable	32	10
Inventories (Note 4)	19,710	14,259	Taxes payable (Note 8)	5,533	6,267
Recoverable taxes	1,563	2,934	Other accrued expenses (Note 7)	4,728	4,918

Other assets	1,738	731

				39,823	34,341

	49,472	48,964

			Non-current liabilities
Non-current assets			Loans and financing (Note 6)	41,337	62,504
Trade accounts receivable, net (Note 3)	961	900	Deferred taxes (Note 8)	6,527	6,747
Property, plant and equipment, net (Note 5)	88,213	86,114	Provision for contingencies (Note 10)	294	190

Deferred financing cost, net	1,179	1,674
Recoverable taxes	70	68		48,158	69,441

Other assets	574	517

			Members’ equity
	90,997	89,273	Capital contribution (Note 9)	40,000	40,000
			Cumulative translation adjustment	6,160	1,150
			Retained earnings (accumulated losses)	6,328	(6,695)

				52,488	34,455

Total assets	140,469	138,237	Total liabilities and members’ equity	140,469	138,237

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

2 of 16

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Consolidated Condensed Interim Statements of

Operations and Comprehensive Income (Loss)

Three and Six-month Periods Ended June 30

In thousands of U.S. dollars

	Successor		Predecessor
			Adjusted (Note 8)
	Three-month period ended June 30, 2011	Six-month period ended June 30, 2011	Three-month period ended June 30, 2010	Six-month period ended June 30, 2010
			(Reviewed)	(Reviewed)

Net sales	43,101	84,922	27,975	52,405
Cost of goods sold	(30,585)	(57,840)	(24,813)	(47,407)

Gross profit	12,516	27,082	3,162	4,998

Operating expenses
Selling expenses	(913)	(1,746)	(830)	(1,680)
General and administrative expenses	(1,509)	(2,850)	(1,165)	(2,398)
Other operating income (expense), net	(214)	(169)	(134)	(322)

	(2,636)	(4,765)	(2,129)	(4,400)

Operating profit	9,880	22,317	1,033	598

Other income (expense)
Interest and financial expenses, net	(1,304)	(3,371)	(3,320)	(7,760)
Foreign currency gain (loss), net	(1,068)	(1,515)	(41)	27

	(2,372)	(4,886)	(3,361)	(7,733)

Profit (loss) before income taxes	7,508	17,431	(2,328)	(7,135)

Current income tax	(1,281)	(3,092)	(16)	2,086
Deferred income tax	(178)	216	433	43

Net income (loss) for the period	6,049	14,555	(1,911)	(5,006)

Other comprehensive income (loss) - foreign currency translation	3,411	5,010	(731)	(2,260)

Comprehensive income (loss)	9,460	19,565	(2,642)	(7,266)

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

3 of 16

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

Consolidated Condensed Interim Statements of

Members’ Equity and Net Capital Deficiency

In thousands of U.S. dollars

	Capital contribution	Share subscription receivable	Treasury shares	Cumulative translation adjustment	Retained earnings (accumulated losses)	Total

Predecessor

At December 31, 2009 - adjusted (Note 8)	107	(493)	(169)	18,027	(44,304)	(26,832)
Loss for the period					(3,095)	(3,095)
Foreign currency translation				(1,529)		(1,529)

At March 31, 2010 - adjusted (Note 8) - reviewed	107	(493)	(169)	16,498	(47,399)	(31,456)
Loss for the period					(1,911)	(1,911)
Foreign currency translation				(731)		(731)

At June 30, 2010 - adjusted (Note 8) - reviewed	107	(493)	(169)	15,767	(49,310)	(34,098)

Successor

At December 31, 2010	40,000			1,150	(6,695)	34,455
Net income for the period					8,506	8,506
Foreign currency translation				1,599		1,599

At March 31, 2011	40,000			2,749	1,811	44,560
Net income for the period					6,049	6,049
Dividends paid by subsidiaries (Note 9)					(1,532)	(1,532)
Foreign currency translation				3,411		3,411

At June 30, 2011	40,000			6,160	6,328	52,488

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

4 of 16

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Consolidated Condensed Interim Statements of Cash Flows

Three and Six-month Periods Ended June 30

In thousands of U.S. dollars

	Successor		Predecessor
			Adjusted (Note 8)
	Three-month period ended June 30, 2011	Six-month period ended June 30, 2011	Three-month period ended June 30, 2010	Six-month period ended June 30, 2010
			(Reviewed)	(Reviewed)

Cash flows from operating activities
Net income (loss) for the period	6,049	14,555	(1,911)	(5,006)

Adjustments to reconcile income (loss) to net cash provided by operating activities
Depreciation	1,660	3,162	3,780	7,481
Bad debt allowance	(4)	(4)	51	51
Amortization of deferred finance costs	411	495
Foreign exchange loss (gain)	1,068	1,515	41	(27)
Deferred income taxes	178	(216)	(433)	(43)
Net decrease (increase) in assets
Short term investments	4,624	1,237
Trade accounts receivable	1,607	3,541	(503)	(3,928)
Inventories	(6,736)	(5,307)	(739)	(370)
Other assets	521	2,181	(1,053)	(105)
Net increase (decrease) in liabilities
Trade accounts payable	1,685	938	5,010	5,671
Interest and taxes payable	(1,336)	(1,480)	3,317	4,077
Other accrued liabilities and reserves	(549)	(434)	(2,401)	(331)

Net cash provided by operating activities	9,178	20,183	5,159	7,470

Cash flows from investing activities
Capital expenditures	(1,218)	(2,587)	(521)	(1,485)

Net cash used in investing activities	(1,218)	(2,587)	(521)	(1,485)

Cash flows from financing activities
Principal payments on long-term debt	(16,723)	(16,723)	(1,723)	(1,723)
Dividend paid to non-controlling quotaholder	(1,532)	(1,532)
Proceeds from other financing			2,500	4,000
Payment of other financing			(1,000)	(2,500)

Net cash provided used in financing activities	(18,255)	(18,255)	(223)	(223)

Effect of exchange rate changes on cash	249	(216)	(139)	194

Net increase (decrease) in cash and cash equivalents	(10,046)	(875)	4,276	5,956

Cash and cash equivalents
Beginning of period	16,554	7,383	4,068	2,388

End of period	6,508	6,508	8,344	8,344

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

5 of 16

1	Summary of Significant Accounting Policies

(a)	Presentation of the financial statements

Terphane Holdings LLC (“TH LLC” or the “Company”) is a Delaware limited liability company formed on August 18, 2010 and a wholly owned indirect subsidiary of Vision Capital Partners VII LP (“Vision Capital”), a private equity firm. On September 29, 2010, Vision Capital, through its subsidiary Terphane Holdings LLC, acquired Terphane Acquisition Corporation (“TAC”) from Terphane Holding Corporation (“THC”) (the “Transaction”). The Company is a single member limited liability company and Terphane Holdco Lux S.A.R.L. is the sole and managing member. TAC owns 100% of the outstanding capital stock of Terphane Inc. and 99.99% of the outstanding capital stock of Terphane Ltda. THC formerly was comprised of the same entities and the same effective percentage ownership as the Company; however, the ownership structure of the subsidiaries was modified during the Transaction.

The Transaction was accounted for as a purchase in accordance with US GAAP. Accordingly, the purchase price paid in the Transaction has been allocated to identifiable assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date, reflecting the acquisition method of accounting as required under US GAAP by ASC Topic 805, “Business Combination” and ASC Topic 810-10, “Consolidation”. This allocation is preliminary and includes a number of estimates which, upon further evaluation, may require modification. These modifications, if any, will be completed no later than September 30, 2011.

The financial information for the three-month and six-month periods ended June 30, 2010 reflects THC’s results, prior to the Transaction, and is referred to as “Predecessor”. The financial information as of December 31, 2010 and for the three-month and six-month periods ended June 30, 2011 reflects the impact of the purchase allocation of the Transaction, and is referred to as “Successor”. As a result, the consolidated financial statements of the Predecessor and Successor are not comparable.

The Company has no assets or operations other than its investment in its subsidiaries, each of which is a guarantor of the Company’s various debt instruments. Accordingly, the consolidated financial statements include the assets, liabilities and operations of the subsidiary guarantors. The guarantees of the subsidiary guarantors, which relate to the Company’s obligations under its loan and financing and other credit agreements, are full and unconditional, joint and several.

The accompanying consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. While these statements reflect all normal recurring adjustments which are, in the opinion of management, necessary for fair presentation of the results of the interim period, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the TH LLC consolidated financial statements for the year ended December 31, 2010.

The results for the three-month and six-month periods ended June 30, 2011 are not necessarily indicative of the results for the entire year 2011.

The financial information included herein should be read in conjunction with the consolidated financial statements for the years ended December 31, 2010 and 2009 and notes thereto.

As detailed in Note 8, management is performing an overall review of its transfer pricing tax calculations and decided to provide for the maximum potential income tax exposure identified. In connection with that process, the consolidated interim financial statements of THC for the three-month and six-month periods ended June 30, 2010 have been adjusted to include an additional provision for income tax in the amounts of US$ 140 and US$ 280, respectively.

The issue of these financial statements of the Company was authorized by management on August 12, 2011, the date through which management has evaluated subsequent events.

(b)	Principles of consolidation

The consolidated financial statements include the accounts of the Predecessor and Successor and their subsidiaries (TAC, Terphane Inc. and Terphane Ltda.). Intercompany transactions have been eliminated.

The Company also evaluates consolidation of entities under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, Consolidation. FASB ASC 810 requires management to evaluate whether an entity or interest is a variable interest entity and whether the Company is the primary beneficiary. Consolidation is required if both of these criteria are met. The Company does not have any variable interest entities requiring consolidation.

(c)	Description of the business

The Company, through TAC, its wholly owned subsidiary, is the holding company for Terphane Inc. and Terphane Ltda. Terphane Inc. manufactures and markets thin polyester films for the packaging and industrial applications in North America. Terphane Ltda. manufactures and markets similar products in South America.

TAC’s subsidiaries operate two manufacturing facilities, one in Bloomfield, New York (Terphane Inc.) and the other in Cabo de Santo Agostinho, Brazil (Terphane Ltda.). Polyester films have a wide range of applications, most notably (i) flexible packaging and (ii) industrial applications. The Company’s films are sold under the brand name Terphane®.

(d)	Cash equivalents

Cash equivalents are highly liquid instruments available immediately on demand and with insignificant risk of change in value.

(e)	Inventories

Inventories are stated at the lower of cost or market, with cost being determined using the average cost method.

(f)	Property, plant and equipment

Property, plant and equipment are stated at cost or their allocated acquisition cost derived from the fair value at acquisition of each of the two operating subsidiaries or at cost for subsequent additions. Major renewals, improvements, strategic spare parts and significant replacements are capitalized, while minor replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

(g)	Tax incentives

Terphane Ltda. is the beneficiary of tax incentives provided in the Program for the Development of the State of Pernambuco (PRODEPE), which are comprised of a presumed credit of 70.0% of the ICMS (value added-tax) payable on the sales of:

•	polyester films, which may be used up to August 2017;

•	metalized films, which may be used up to August 2018;

•	PVDC films, which may be used up to January 2013.

Terphane Ltda.’s manufacturing facility is also the beneficiary of certain income tax incentives. These incentives allow for a reduction in the standard Brazilian federal income tax rate levied on the operating profit of Terphane Ltda.’s products. Subsequent to the start-up of the expanded production capacity (P3 Project), Terphane Ltda. received approval to extend this tax benefit to the totality of its production, from January 1, 2005 through December 31, 2015. Consequently, income tax rates are reduced by 75.0% for the totality of Terphane Ltda.’s production.

(h)	Current and deferred income taxes

The Brazilian Federal statutory income tax rate is a composite of 34.0% (25.0% of income tax and 9.0% of social contribution on income). As indicated in item (g) above, Terphane Ltda.’s manufacturing facility is also the beneficiary of certain income tax incentives. Consequently, these incentives produce a current effective income tax rate of 15.25% on the operating income of Terphane Ltda. (6.25% of income tax and 9.0% of social contribution on income). The U.S. federal statutory income tax rate is 34.0%. Terphane Inc. is also subject to state income tax in several states of the United States.

Deferred income tax is recognized on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, considering, when applicable, the tax incentive.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

(i)	Foreign currency translation

The Company’s reporting currency is the U.S. dollar. The functional currency of Terphane Ltda. is the local currency, the Brazilian Real. In accordance with FASB ASC 830, Foreign Currency Matters, assets and liabilities of Terphane Ltda., denominated in Brazilian currency, are translated into U.S. dollars using period-end exchange rates, and income and expenses are translated using the average exchange rates for the reporting period. Gains or losses resulting from foreign currency transactions are included in results of operations. In accordance with FASB ASC 220 Comprehensive Income, translation adjustments are recorded as a separate component of members’ equity (Successor) in other comprehensive income (loss).

(j)	Fair value of financial instruments

The main financial instruments are cash and cash equivalents, accounts receivable, accounts payable and current-term and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, accounts payable, short-term recoverable taxes and taxes payable approximate their fair values based on their short-term nature. The recorded values of loans and financing also do not significantly vary from their estimated fair values considering their variable rates of interest and/or the dates of origination.

(k)	Derivative instruments

All stand-alone derivative instruments are recorded on the balance sheet at fair value. Embedded derivatives are required to be recorded in the same manner, unless their terms are clearly and closely related to the respective host contracts. Changes in fair value of such derivatives shall be recognized in current operations, unless the derivative is designated as part of a hedge transaction. No transaction has been designated for hedge accounting for any of the periods presented, and the Company has no embedded derivatives which are required to be recognized separately.

(l)	Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period arising from transactions and other events and circumstances involving non-owner sources. For the three-month and six-month periods ended June 30, 2011 and 2010, comprehensive income (loss) was composed of net income (loss), adjusted for foreign currency translation adjustments.

(m)	New accounting pronouncements

(i)	Disclosures about the credit quality
of financing receivables and
the allowance for credit losses

In July 2010, the FASB issued Accounting Standards Update (ASU) 2010-20, which requires more extensive disclosures about the credit quality of financing receivables, including disaggregated information by portfolio segment and class of receivable. These expanded disclosures are not required, however, for accounts receivable resulting from the sales of goods and services that have an original maturity of one year or less. These new requirements are effective for interim and annual reporting periods ending on or after December 15, 2010. Since the Company’s trade accounts receivable meet the exemption mentioned above, the adoption of these new requirements had no material impact on the consolidated financial statements.

(ii)	A creditor’s determination of whether
a restructuring is a troubled
debt restructuring

In April 2011, the FASB issued ASU 2011-02, which defines more clearly when a restructuring of a receivable by a creditor should be considered by the creditor to be a troubled debt restructuring. Existing US GAAP requires a creditor to remeasure a receivable that has been modified in a troubled debt restructuring and recognize a loss, if any. The new definition is required to be adopted in reporting years ending on or after December 15, 2012, including interim periods within those years. The Company does not expect that this new requirement will have a material impact on the consolidated financial statements.

(iii)	Fair value measurement

In May 2011, the FASB issued ASU 2011-04, which alters certain definitions and methods regarding the concept of fair value in US GAAP in an effort to achieve greater convergence with International Financial Reporting Standards. The ASU does not change when a fair value measurement is required, but may affect how fair value is measured in those situations. These amendments are effective for reporting years beginning after December 15, 2011. Management of the Company has not yet assessed whether the amendments will have a material impact on the consolidated financial statements.

(iv)	Presentation of comprehensive income (loss)

In June 2011, the FASB issued ASU 2011-05, which requires companies to present comprehensive income (loss) either as part of a statement of operations and comprehensive income (loss) or in a standalone statement of comprehensive income (loss). The existing alternative of presenting the components of other comprehensive income (loss) in only the statement of changes in equity will be eliminated. This change will be effective for reporting years beginning after December 15, 2011. Since the Company already reports comprehensive income (loss) in a statement of operations and comprehensive income (loss), the adoption of this ASU will have no impact on the Company’s consolidated financial statements.

2	Cash and Cash Equivalents

Cash and cash equivalents consist of the following at:

	June 30, 2011	December 31, 2010

Cash	17	24
Cash at bank	6,491	7,359

	6,508	7,383

3	Trade Accounts Receivable, Net

Trade accounts receivable consist of the following at:

	June 30, 2011	December 31, 2010

Accounts receivable	20,459	22,801
Allowance for doubtful accounts	(506)	(380)

Current assets	19,953	22,421

Accounts receivable	1,834	1,718
Allowance for doubtful accounts	(873)	(818)

Non-current assets	961	900

	20,914	23,321

The allowance for doubtful accounts is recorded based on specific identification of accounts that are deemed to be potentially uncollectible. Accounts are written off when all collection efforts have been exhausted.

The allowance for doubtful accounts is management’s estimate of incurred losses in the accounts receivable portfolio and is computed based on specific identification of accounts that have evidence of uncollectibility or impairment. The allowance is determined based on expected cash flows that take into consideration, for accounts receivable which will depend on collateral to be collected, the estimated fair value of the collateral, less costs of sale of such collateral. Estimates with respect to expected cash flows are inherently uncertain, particularly for receivables from customers in a judicial collection process and/or under bankruptcy or liquidation proceedings. As a result, estimates may result in a range of expected losses. When some amount within the range appears at the time to be a better estimate than any other amount within the range, that amount is accrued. When no amount within the range is a better estimate than any other amount, however, the minimum amount in the range is accrued. Ultimate losses may be higher than the amount accrued.

4	Inventories

Inventories consist of the following at:

	June 30, 2011	December 31, 2010

Raw materials	12,181	7,143
Work in process	4,040	3,767
Finished goods	3,489	3,349

	19,710	14,259

5	Property, Plant and Equipment

Property, plant and equipment consist of the following:

	Estimated useful life (years)	June 30, 2011	December 31, 2010

Land		5,016	5,016
Building and improvements	2 - 60	51,532	48,850
Computer equipment	2 - 14	3,636	3,273
Machinery and equipment	2 - 43	167,748	157,443
Furniture and fixtures	4 - 18	2,006	1,862
Other	2 - 13	518	447

		230,456	216,891

Less: accumulated depreciation		(142,243)	(130,777)

Net		88,213	86,114

Depreciation of property, plant and equipment was US$ 3,162 and US$ 7,481 for the six-month periods ended June 30, 2011 and 2010, respectively. The decrease in depreciation is explained by a revision to the estimated useful lives of the assets in connection with the change in control of the Company in September 2010, which was adopted prospectively.

6	Loans and Financing

Consolidated debt is made up of the Company’s secured term notes and other financing at Terphane Ltda.:

	June 30, 2011	December 31, 2010

Current	12,335	7,891
Long-term	41,337	62,504

Loans and financing	53,672	70,395

The terms and balances of the agreements are summarized as follows at June 30, 2011:

Type	Interest (p.a.) - %	Maturity	Pledges	Amount

Secured loan (i)	Half at LIBOR + 6.0, and half at fixed rate of 8.15	December 2015	Substantially all assets of the Company and its subsidiaries, other than certain equipment securing Terphane Ltda.’s equipment financing facilities and certain excluded accounts	40,000

Equipment financing (ii)	LIBOR + 0.85	June 2016	Hermes credit risk insurance	12,532

Equipment financing (iii)	LIBOR + 2.6	November 2012	Pledge of equipment	600

Equipment financing (iv)	8.0	May 2012	Pledge of equipment	540

				53,672

(i)	On December 29, 2010, the Company entered into a secured loan agreement with Banco Santander (Brasil) S.A. of US$ 40.0 million. The proceeds from this facility were used in part to assist in financing a tender offer of US$ 42,550 face value of the senior secured notes discussed in Note 7(i) above. The loan facility is denominated in U.S. dollars and the principal is being repaid in 9 equal consecutive semi-annual installments commencing on December 15, 2011. The interest on the facility is payable on June 15, 2011 and then at each principal payment date. Half of the interest is calculated at a variable interest rate based on the six-month London Interbank Offered Rate, plus a margin of 6.0%, and the other half is a fixed rate of interest of 8.15% p.a.

The indenture governing the secured loan includes various covenants, including, among others, covenants on the limitation on incurrence of additional debt, distributions, restricted payments, asset sales, dividends, issuances and sales of capital stock of subsidiaries, liens, acquisitions, and transactions with affiliates.

In addition, on the last day of each fiscal year, the Consolidated EBITDA to Interest Expense Ratio shall be at least 2.0 and the Consolidated Net Debt to EBITDA Ratio shall not be higher than (a) 4.0, for the 2010 fiscal year; (b) 3.5, for the 2011 fiscal year; (c) 3.0, for the 2012 fiscal year; and (d) 2.5, for the 2013 through 2015 fiscal years.

Consolidated EBITDA, Interest Expense and Consolidated Net Debt to EBITDA Ratio are defined in the indenture governing the secured loan.

(ii)	In March 2004, Terphane Ltda. entered into a loan agreement for a € 18.5 million equipment financing facility. The proceeds from this facility were used for the construction of the new manufacturing line at Terphane Ltda.’s Cabo facility. In June 2005, this Euro amount was converted to a dollar-based liability at Terphane Ltda.’s option under the terms of the loan agreement. The equipment financing facility is denominated in U.S. dollars and the principal is being repaid in 20 equal consecutive semi-annual installments commencing on January 1, 2007. The interest on the facility is payable on each principal payment date, at a variable interest rate based on the six-month London Interbank Offered Rate, plus a margin of 0.85%. Pursuant to the terms of the facility, Terphane Ltda. has the option to convert this variable interest rate to a fixed rate under certain circumstances, at market value. The loan agreement also includes various affirmative and negative covenants and events of default customary for similar facilities, such as: (i) maximum ratio of indebtedness to the EBITDA of Terphane Ltda. calculated for the year; (ii) minimum amount of quotaholders’ equity; and (iii) minimum current ratio.

(iii)	In December 2007, Terphane Ltda. entered into a loan agreement for a US$ 2 million export pre-payment financing facility. The principal plus interest is being repaid in ten equal consecutive semi-annual installments beginning in June 2008.

(iv)	In June 2007, Terphane Ltda. entered into a loan agreement for a US$ 2.7 million equipment financing facility. The principal plus interest is being repaid in ten equal consecutive semi-annual installments beginning in December 2007.

Annual maturities of debt at June 30, 2011 are:

2011	6,168
2012	12,065
2013	11,395
2014	11,395
2015	11,395
Thereafter	1,254

53,672

On April 8, 2011, the Company liquidated the remaining senior secured notes in the principal amount of US$ 15,000, funded through internal operating cash flow.

At June 30, 2011, management believes that the Company was in compliance with all debt covenants in accordance with the contracts.

7	Other Accrued Expenses

Other accrued expenses consist of the following:

	June 30, 2011	December 31, 2010

Salary and related payroll expenses	1,797	1,391
Accrued customer rebates	217	129
Freight	338	511
Incentive bonus	1,190	1,930
Other	1,186	957

	4,728	4,918

8	Income Taxes

The Company is a limited liability company classified as a disregarded domestic entity for tax purposes. The direct subsidiary TAC is also not subject to income tax in the Cayman Islands. The presentation of information within the note relates to the accounts of the taxable indirectly owned subsidiary companies, Terphane Inc. and Terphane Ltda. The Brazilian Federal statutory income tax rate is a composite of 34.0% (25.0% of income tax and 9.0% of social contribution on income), however Terphane Ltda. is also the beneficiary of certain income tax incentives, which reduce its effective income tax rate on operating income to 15.25% (refer to Notes 1(g) and 1(h)). The U.S. federal statutory income tax rate is 34.0%.

The tax returns of the Company and its subsidiaries are subject to review by the tax authorities for various limitation periods defined by law, generally three years in the United States of America and five years in Brazil. These reviews could potentially result in tax assessments.

When preparing the 2010 transfer pricing calculations of the subsidiary Terphane Ltda., management identified a computational error in the tax calculation related to prior years and decided to proceed with an overall review of the transfer pricing tax calculations with the support of an outside tax consultant. Although the review is still in progress, management has decided to provide for the maximum potential amount, estimated at US$ 2,944 at December 31, 2010, of which US$ 2,126 refers to the year ended December 31, 2009 and US$ 280 to the six-month period ended June 30, 2010.

9	Capital

The Company, a Delaware corporation, is a single member limited liability company and its sole and managing member is Terphane Holdco Lux S.A.R.L., a subsidiary of Vision Capital.

THC, a Delaware corporation, was a wholly owned subsidiary of Rhône Capital I LLC, and its share capital was composed of 2 Class A common shares and 10,679,692 Class B common shares.

On June 17, 2011, the subsidiary Terphane Ltda. paid disproportionate dividends of US$ 1,532 to its non-controlling quotaholder.

10	Commitments and Contingencies

(a)	Provision for contingencies

As of June 30, 2011, management has recorded a provision for labor contingencies amounting to US$ 294.

(b)	Possible contingencies

In September 2006, tax authorities in Brazil assessed Terphane Ltda. for alleged understated payments of federal taxes in relation to the calculation of social contributions based on revenues (PIS and COFINS), of the benefits of certain value-added tax (ICMS) incentives, and certain foreign exchange variations. Since the incentives are investment incentives, management believes they should be directly recorded in quotaholders’ equity of Terphane Ltda.’s for tax purposes and excluded from the calculation of taxable revenues for PIS and COFINS purposes. Management also believes that the foreign exchange variations represent reversals of previously recorded foreign exchange losses, and not foreign exchange gains, and therefore should not be subject to PIS and COFINS taxation. The total amounts under discussion are US$ 2,916.

Based on its tax consultants’ opinion, management considers that no provision is necessary for this assessment, since the chance of loss is not probable. Nonetheless, in the event these disputed taxes are eventually required to be paid, the original tax amount and accumulated interest are expected to be deductible in the computation of income tax in Brazil.

In addition, as at June 30, 2011, there were other tax contingencies amounting to US$ 1,682, for which the chance of loss is considered by management as not probable.

11	Segment Information

The following table represents key financial information for the two business segments of the Company, identifiable by the distinct operations in different geographical areas and management of each: Terphane Inc. and Terphane Ltda. Each segment produces, distributes, markets and sells thin polyester film for packaging and industrial applications.

The segment information is presented using the same accounting policies as those used in preparing the internal financial reports used by management. The accounting policies for management purposes are the same as those described in the summary of significant accounting policies.

	Six-month period ended June 30, 2011 (Successor)
	Terphane Inc. + THC	Terphane Ltda. + TAC	Intersegment eliminations	Total

Sales
Trade	23,704	73,753		97,457
Intersegment	(246)	(12,289)		(12,535)

Total net sales	23,458	61,464		84,922

Net income (loss)	(1,025)	15,878	(298)	14,555

Total assets at end of period	17,427	168,829	(45,787)	140,469

	Six-month period ended June 30, 2010 (Predecessor) (Reviewed)
	Terphane Inc. + THC	Terphane Ltda. + TAC	Intersegment eliminations	Total

Sales
Trade	19,429	46,106		65,535
Intersegment	(659)	(12,471)		(13,130)

Total net sales	18,770	33,635		52,405

Loss	(4,409)	(491)	(106)	(5,006)

Total assets at end of period	19,784	99,823	(26,805)	92,802

12	Supplemental Information - Consolidated
Adjusted EBITDA

The indenture governing the Company’s secured loan (Note 6) defines EBTIDA as consolidated net revenues minus the cost of goods sold and expenses for services to produce goods, general and administrative and selling expenses and other operational expenses, but excluding therefrom:

•	depreciation and amortization;

•	any non-cash items;

•	any currency translation gains or losses and similar charges, and;

•	all fees and expenses incurred in connection with secured loan, refinancing or restructuring transactions.

Management uses Consolidated Adjusted EBITDA: (a) as a measurement of operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items directly resulting from the Company’s asset base (primarily depreciation and amortization) from its operating results; (b) for planning purposes, including the preparation of the Company’s annual operating budget; (c) as a valuation measure for evaluating the Company’s operating performance and its capacity to incur and service debt, fund capital expenditures and expand its business; and (d) as one measure in determining the value of other acquisitions and dispositions.

The Company also believes Consolidated Adjusted EBITDA is a useful performance measure because it also eliminates a number of non-cash items and other items that do not reflect the Company’s core operating performance on a consolidated basis, which allows investors to more easily compare the Company’s performance over various reporting periods on a consistent basis. Although the Company believes that Consolidated Adjusted EBITDA can make an evaluation of the Company’s operating performance more consistent because it removes items that do not reflect its core operations, other companies in the industry may define Consolidated Adjusted EBITDA differently than the Company does. As a result, it may be difficult to compare the performance of other companies to the Company’s performance by using Consolidated Adjusted EBITDA or similarly named non-US GAAP measures that other companies may use.

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